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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 9, 2006, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Annual Report of BKF Capital Group, Inc. on Form 10-K for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of BKF Capital Group, Inc. on Forms S-8 (File Nos. 333-50132, effective November 17, 2000 and 333-75014, effective December 13, 2001).

GRANT THORNTON LLP

New York, New York
March 9, 2006